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                                                                    Exhibit 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of an aggregate of 168,193 ordinary shares pertaining to the Mainsail Networks, Inc. 1997 Stock Option Plan of Terayon Communication Systems, Inc. of our report dated February 20, 2000 (except Note 1c, as to which the date is April 18, 2000) with respect to the consolidated financial statements of ComBox Ltd. included in Terayon Communication Systems, Inc.'s Current Report of Form 8-K/A filed with the Securities and Exchange Commission on June 29, 2000.


Tel Aviv, Israel                         /s/ Kost, Forer and Gabbay
October 24, 2000                         A Member of Ernst & Young International